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                         SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE, dated as of June 8, 1999, among Archibald Candy Corporation, an Illinois corporation (the "Company"), the Guarantors named herein and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          WHEREAS, the Company has duly issued its 101/4% Senior Secured Notes Due 2004 (the "Notes"), in the aggregate principal amount of $130,000,000 pursuant to an Indenture between the Company and the Trustee, dated as of July 2, 1997, as amended by the First Supplemental Indenture, dated as of December 7, 1998, among the Company, the guarantors named therein and the Trustee (together, the "Indenture"), and the Notes are outstanding on the date hereof;

          WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes and execute a supplemental indenture to evidence such amendment;

          WHEREAS, pursuant to a Consent Solicitation Statement, dated May 24, 1999 and the accompanying consent letter, the Company solicited, and has received, consents from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to the certain amendments to the Indenture described therein;

          WHEREAS, Section 10.7 of the Indenture provides, among other things, that the Company shall cause each Restricted Subsidiary that is formed or acquired after the date of the Indenture to become a Guarantor thereunder and to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiaries shall unconditionally guarantee all of the Company's Obligations as set forth in Section 10.7 of the Indenture;

          WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to comply with Article 10.7 thereof and execute a supplemental indenture with respect thereto; and

          WHEREAS, it is provided in Section 9.4 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder.

          NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

          Capitalized terms not defined herein shall have the meanings given to such terms in the Indenture.

SECTION 2.  AMENDMENTS TO THE INDENTURE

          Section 2.1   AMENDMENT TO THE "EXECUTION AND AUTHENTICATION"
COVENANT.

          The third paragraph of Section 2.2 of the Indenture is hereby amended and restated to read in its entirety as follows:

               The Trustee shall, upon a Company Order, authenticate for original issue up to $170,000,000 aggregate principal amount of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $170,000,000 except as provided in
          Section 2.7 hereof.

          Section 2.2 AMENDMENT TO THE LIMITATION ON INCURRENCE OF INDEBTEDNESS COVENANT.

          Section 4.9(b) of the Indenture shall be amended by adding a new subsection (ix) thereto (and renumbering current subsections (ix) and (x) as new subsections (x) and (xi), respectively) as follows:

               (ix) Indebtedness of the Company arising out of the Company's issuance and sale of up to $40.0 million of additional Series A Notes to fund, in part, the acquisition by the Company, or one or more of its subsidiaries, of Nestle Canada Inc.'s Laura Secord retail business.

          Section 2.3   APPOINTMENT AS FONDE DE POUVOIR.

     Article 7 of the Indenture is hereby amended to add a Section 7.12 which shall read as follows:

          Section 7.12  APPOINTMENT AS FONDE DE POUVOIR.

               For the purposes of the jurisdiction of the Province of Quebec, the Company hereby appoints the Trustee as the FONDE DE POUVOIR of the Holders, as contemplated by Article 2692 of the Civil Code of Quebec, to take and hold on behalf of, and for the benefit of, each of the Holders, any security under the Security Documents which is subject to the laws of the jurisdiction of the Province of Quebec to secure the payment of the Notes, and to exercise the powers and duties which are conferred upon the Trustee under the Indenture. Each of the Holders, by acquiring Notes, shall be deemed to have consented to and confirmed the appointment of the Trustee as FONDE DE POUVOIR to take and hold on behalf of, and for the benefit of, each of the Holders, any such security and to exercise such powers and duties. Reference herein, in the Security Documents and in any other documents executed by the Trustee acting in its capacity as trustee for the Holders shall, for the purposes of the jurisdiction of the Province of Quebec, include its acting in its capacity as FONDE DE POUVOIR as hereinabove contemplated.

               The Trustee hereby accepts its appointment as FONDE DE POUVOIR and agrees to take and hold any security under the Security Documents and to exercise the powers and duties conferred upon the FONDE DE POUVOIR as provided above.

               Each Person who becomes a Holder, by becoming a Holder shall be deemed for all purposes to have consented to and confirmed the appointment of the Trustee as FONDE DE POUVOIR for the Holders as herein provided, to be governed by the provisions of this Indenture dealing with the FONDE DE POUVOIR and to have ratified, as of the date such Person becomes a Holder, all actions taken and all documents signed by the Trustee, as FONDE DE POUVOIR, under the terms of the Indenture.

          Section 2.4   APPOINTMENT OF CANADIAN CO-TRUSTEE.

          Article 7 of the Indenture is hereby further amended to add a
Section 7.13 which shall read as follows:

          Section 7.13  APPOINTMENT OF CANADIAN CO-TRUSTEE.

               It is recognized that in case of litigation under this Agreement or the Security Documents, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of Canada it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee (each, a "Co-Trustee") with respect to Archibald Candy (Canada) Corporation ("Archibald Candy (Canada)"). The following provisions of this Section are adopted to these ends.

               In the event that the Trustee appoints an individual or institution as a Co-Trustee with respect to Archibald Candy (Canada), each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such Co-Trustee but only to the extent necessary to enable such Co-Trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of Canada is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such Co-Trustee shall run to and be enforceable by either of them.

               Should any instrument in writing from the Company and/or the Guarantors be required by the Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company and the Guarantors; provided, that if an Event of Default shall have occurred and be continuing, if the Company and the Guarantors do not execute any such instrument within fifteen
          (15) days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Company and the Guarantors to execute any such instrument in the Company and the Guarantors' name and stead. In case any Co-Trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such Co-Trustee.

               Every Co-Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such Co-Trustee; and

     no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then
          Co-Trustees, as effectively as if given to each of them. Every instrument appointing any Co-Trustee shall refer to this Indenture and the conditions of this Article.

               Any Co-Trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement or the Security Documents on its behalf and in its name. If any Co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 2.5   CONFORMING CHANGES TO THE INDENTURE.

     The Indenture is otherwise amended, to the extent necessary, to permit the issuance of up to $170,000,000 in the aggregate of the Company's 101/4% Senior Secured Notes due 2004.

SECTION 3.  GUARANTEE BY RESTRICTED SUBSIDIARIES

          Each of Sweet Factory Group, Inc., Sweet Factory, Inc., SF Properties, Inc., SF Candy Company and Archibald Candy (Canada)
(collectively, the "Guarantors") unconditionally guarantees all of the Company's Obligations as set forth in Section 10.7 of the Indenture, and each such Guarantor agrees to all applicable provisions of the Indenture applicable to it as if fully set forth herein, including, but not limited to, the provisions set forth in Sections 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 of the Indenture.

SECTION 4.  MISCELLANEOUS

          Section 4.1   GOVERNING LAW.

          THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OR ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF

THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 4.2   CONTINUING AGREEMENT.

          Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

          Section 4.3   CONFLICTS.

          In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, then the terms and conditions of this Second Supplemental Indenture shall prevail.

          Section 4.4   COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 4.5   HEADINGS, ETC..

          The Headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature pages follow]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Indenture as of the date first written above.

                                       ARCHIBALD CANDY
                                       CORPORATION


                                       By:
                                          Name:   /s/ Ted A. Shepherd
                                                  -----------------------------
                                          Title:  President and Chief Operating
                                                  Officer
                                                  -----------------------------

Attest:


Name: /s/ Donna M. Snopek
      -----------------------------
Title:  V.P. - Finance & Accounting
      -----------------------------



                                       SWEET FACTORY GROUP, INC.


                                       By:
                                          Name:   /s/ Ted A. Shepherd
                                                  -----------------------------
                                          Title:  President and Chief Operating
                                                  Officer
                                                  -----------------------------

Attest:


Name: /s/ Donna M. Snopek
      -----------------------------
Title:  V.P. - Finance & Accounting
      -----------------------------

                                       SWEET FACTORY, INC.


                                       By:
                                          Name:   /s/ Ted A. Shepherd
                                                  -----------------------------
                                          Title:  President and Chief Operating
                                                  Officer
                                                  -----------------------------

Attest:


Name: /s/ Donna M. Snopek
      -----------------------------
Title:  V.P. - Finance & Accounting
      -----------------------------



                                       SF PROPERTIES, INC.


                                       By:
                                          Name:   /s/ Ted A. Shepherd
                                                  -----------------------------
                                          Title:  President and Chief Operating
                                                  Officer
                                                  -----------------------------

Attest:


Name: /s/ Donna M. Snopek
      -----------------------------
Title:  V.P. - Finance & Accounting
      -----------------------------

                                       SF CANDY COMPANY


                                       By:
                                          Name:   /s/ Ted A. Shepherd
                                                  -----------------------------
                                          Title:  President and Chief Operating
                                                  Officer
                                                  -----------------------------

Attest:


Name: /s/ Donna M. Snopek
      -----------------------------
Title:  V.P. - Finance & Accounting
      -----------------------------



                                       ARCHIBALD CANDY (CANADA)
                                       CORPORATION


                                       By:
                                          Name:   /s/ Ted A. Shepherd
                                                  -----------------------------
                                          Title:  President and Chief Operating
                                                  Officer
                                                  -----------------------------

Attest:


Name: /s/ Donna M. Snopek
      -----------------------------
Title:  V.P. - Finance & Accounting
      -----------------------------



                                       THE BANK OF NEW YORK, as Trustee


                                       By:
                                          Name:   /s/ Mary LaGumina
                                                  -----------------------------
                                          Title:  Assistant Vice President
                                                  -----------------------------